Exhibit 4.01

Execution Version

TOPBUILD CORP.,

as Issuer,

the Guarantors party hereto from time to time

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of March 15, 2021

3.625% Senior Notes due 2029

TABLE OF CONTENTS

Page

Article 1
Definitions and Incorporation by Reference

Section 1.01.Definitions1

Section 1.02.Other Definitions36

Section 1.03.Rules of Construction.. Unless the context otherwise requires:37

Article 2
The Notes

Section 2.01.Amount of Notes38

Section 2.02.Form and Dating39

Section 2.03.Execution and Authentication39

Section 2.04.Registrar and Paying Agent40

Section 2.05.Paying Agent to Hold Money in Trust41

Section 2.06.Holder Lists41

Section 2.07.Transfer and Exchange41

Section 2.08.Replacement Notes43

Section 2.09.Outstanding Notes43

Section 2.10.Cancellation44

Section 2.11.Defaulted Interest44

Section 2.12.CUSIP Numbers, ISINs, etc44

Section 2.13.Calculation of Principal Amount of Notes44

Article 3
REDEMPTION

Section 3.01.Redemption45

Section 3.02.Applicability of Article45

Section 3.03.Notices to Trustee45

Section 3.04.Selection of Notes to Be Redeemed45

Section 3.05.Notice of Optional Redemption45

Section 3.06.Effect of Notice of Redemption47

Section 3.07.Deposit of Redemption Price47

Section 3.08.Notes Redeemed in Part47

Article 4
Covenants

Section 4.01.Payment of Notes47

Section 4.02.Reports and Other Information48

Section 4.03.[Reserved.]50

Section 4.04.Limitation on Restricted Payments50

Section 4.05.Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries55

i

Section 4.06.Asset Sales58

Section 4.07.Transactions with Affiliates61

Section 4.08.Change of Control Repurchase Event64

Section 4.09.Compliance Certificate67

Section 4.10.Further Instruments and Acts68

Section 4.11.Future Guarantors68

Section 4.12.Liens68

Section 4.13.Maintenance of Office or Agency69

Section 4.14.Existence70

Section 4.15.Covenant Termination70

Section 4.16.Financial Calculation for Limited Condition Acquisitions70

Article 5
Successor Issuer

Section 5.01.When Issuer and Guarantors May Merge or Transfer Assets71

Article 6
Defaults and Remedies

Section 6.01.Events of Default73

Section 6.02.Acceleration75

Section 6.03.Other Remedies77

Section 6.04.Waiver of Past Defaults77

Section 6.05.Control by Majority77

Section 6.06.Limitation on Suits78

Section 6.07.Rights of the Holders to Receive Payment78

Section 6.08.Collection Suit by Trustee78

Section 6.09.Trustee May File Proofs of Claim79

Section 6.10.Priorities79

Section 6.11.Undertaking for Costs79

Section 6.12.Waiver of Stay or Extension Laws80

Article 7
Trustee

Section 7.01.Duties of Trustee80

Section 7.02.Rights of Trustee81

Section 7.03.Individual Rights of Trustee83

Section 7.04.Trustee’s Disclaimer84

Section 7.05.Notice of Defaults84

Section 7.06.Reports by Trustee to the Holders84

Section 7.07.Compensation and Indemnity84

Section 7.08.Replacement of Trustee85

Section 7.09.Successor Trustee by Merger86

Section 7.10.Eligibility; Disqualification87

Section 7.11.Preferential Collection of Claims Against the Issuer87

Article 8
Discharge of Indenture; Defeasance

Section 8.01.Discharge of Liability on Notes; Defeasance87

Section 8.02.Conditions to Defeasance89

Section 8.03.Application of Trust Money90

Section 8.04.Repayment to Issuer90

Section 8.05.Indemnity for U.S. Government Obligations91

Section 8.06.Reinstatement91

Article 9
Amendments and Waivers

Section 9.01.Without Consent of the Holders91

Section 9.02.With Consent of the Holders92

Section 9.03.Revocation and Effect of Consents and Waivers93

Section 9.04.Notation on or Exchange of Notes93

Section 9.05.Trustee to Sign Amendments94

Section 9.06.Additional Voting Terms; Calculation of Principal Amount94

Article 10
Guarantee

Section 10.01.Guarantee94

Section 10.02.Limitation on Liability96

Section 10.03.Successors and Assigns97

Section 10.04.No Waiver97

Section 10.05.Modification98

Section 10.06.Execution of Supplemental Indenture for Future Guarantors98

Section 10.07.Non-Impairment98

Article 11
Miscellaneous

Section 11.01.Trust Indenture Act Controls98

Section 11.02.Notices98

Section 11.03.Communication by the Holders with Other Holders100

Section 11.04.Certificate and Opinion as to Conditions Precedent100

Section 11.05.Statements Required in Certificate or Opinion100

Section 11.06.When Notes Disregarded100

Section 11.07.Rules by Trustee, Paying Agent and Registrar101

Section 11.08.Legal Holidays101

Section 11.09.GOVERNING LAW101

Section 11.10.No Recourse Against Others101

Section 11.11.Successors101

Section 11.12.Multiple Originals101

Section 11.13.Table of Contents; Headings102

Section 11.14.Indenture Controls102

Section 11.15.Severability102

Section 11.16.Waiver of Jury Trial102

Section 11.17.U.S.A. Patriot Act102

Appendix A–Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A–Form of Initial Note

Exhibit B–Form of Transferee Letter of Representation

Exhibit C–Form of Supplemental Indenture for Future Guarantors

Cross-Reference Table

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	7.10
(b)	7.08; 7.10
311(a)	7.11
(b)	7.11
312(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
315(a)	7.01
(c)	7.01
(d)	7.01
316(a) (last sentence)	11.06
(b)	6.07

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

v

INDENTURE, dated as of March 15, 2021, among TOPBUILD CORP., a Delaware corporation (the “Issuer”) and the Guarantors (as defined below) party hereto from time to time, and U.S. Bank National Association, a national banking association, as Trustee (as defined below).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of $400,000,000 aggregate principal amount of the 3.625% Senior Notes due 2029 of the Issuer issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes issued from time to time (together with the Initial Notes, the “Notes”):

Article 1
Definitions and Incorporation by Reference
Section 1.01.Definitions.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06, 4.08 or Appendix A).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as determined by the Issuer, the greater of:

(1)1.0% of the then outstanding principal amount of the Note; and

(2)the excess of:

(a)the present value at such redemption date of (i) the redemption price of the Note, at March 15, 2024 (such redemption price being set forth in Paragraph 5 of the Note) plus (ii) all required interest payments due on the Note through March 15, 2024 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Note.

“Asset Sale” means:

(1)the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of

Sale/ Leaseback Transactions) outside the ordinary course of business of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2)the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)a disposition of cash, Cash Equivalents or Investment Grade Securities;

(b)the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)any Restricted Payment that is permitted to be made, and is made, under Section 4.04 and any Investment by way of capital contribution, or purchase of Equity Interests, in another Person;

(d)any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued in any single transaction or series of related transactions have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $60.0 million;

(e)any disposition of property or assets, or the issuance of securities, by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(f)any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g)foreclosure, condemnation, taking by eminent domain or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)any sale of inventory or other assets in the ordinary course of business;

(k)any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)any swap of assets, or lease, assignment or sublease of any real or personal property, or in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction and any sale, disposition or transfer that constitute part of an asset securitization permitted by this Indenture;

(n)the creation of, and dispositions constituting, Permitted Liens;

(o)any disposition of (i) Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition and (ii) Equity Interests of or other Investments in any joint venture to the extent required by the terms of an agreement or other obligation entered into in connection with the formation of such joint venture;

(p)dispositions of (i) receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements and (ii) Receivables Assets pursuant to a Permitted Receivables Financing;

(q)any surrender, expiration or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(r)the termination of a lease of real or personal property that is not necessary to the conduct of the business of the Issuer and the Restricted Subsidiaries as a whole;

(s)dispositions of property that is worn, damaged, unnecessary, no longer used or useful, or obsolete, whether now owned or hereafter acquired, in the ordinary course of business;

(t)any abandonment, lapse or cancellation of intellectual property that, in the reasonable good faith judgment of the Issuer, is no longer used or useful in any material respect in the business of the Issuer and its Restricted Subsidiaries taken as a whole, or which abandonment, lapse or cancellation is not within the reasonable control of the Issuer or its Subsidiaries; and

(u)any disposition of notes or other obligations or other securities or assets received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale in order to comply with Section 4.06(a)(ii) hereof.

“Attributable Debt” means, as of any date of determination, as to Sale/Leaseback Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect parent of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Capital Markets Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Capital Markets Indebtedness” (i) shall not include the Notes (including, for the avoidance of doubt any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not resold by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Credit Agreement, commercial bank or similar Indebtedness, Financing Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means:

(1)in the case of a corporation, corporate stock or shares;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by the Issuer or a Restricted Subsidiary from time to time in the ordinary course of business;

(2)securities issued or directly and fully guaranteed or insured by the U.S. government, the United Kingdom or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “P-2” or “A-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having at least a rating of Aa3 from Moody’s or a rating of AA- from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9) instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“cash management services” means cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items, account reconciliation and reporting and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services, wire transfer services and trade finance services.

“Change of Control” means the occurrence of either of the following:

(1) the sale, lease or transfer (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than to the Issuer or any of its Subsidiaries; or

(2)the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer, in each case, other than an acquisition where the holders of the Voting Stock of the Issuer as of immediately prior to such acquisition hold 50% or more of the Voting Stock of the ultimate parent of the Issuer or successor thereto immediately after such acquisition (provided no holder of the Voting Stock of the Issuer as of immediately prior to such acquisition owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Issuer immediately after such acquisition).

Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of a second Person as a result of its ownership of Voting Stock or other securities of such second Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the

Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of intangible assets and deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Financing Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations under GAAP) and excluding (a) annual agency fees paid to the administrative agents and collateral agents under any Credit Facility Indebtedness, (b) costs associated with obtaining Hedging Obligations, (c) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (d) penalties and interest relating to taxes, (e) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any amounts of non-cash interest, (f) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions after the Issue Date, (g) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (h) interest expense resulting from push-down accounting, (i) any lease, rental or other expense in connection with a Non-Financing Lease Obligation, (j) any non-cash interest expense attributable to the movement in the market to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and (k) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes; plus

(2)consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)commissions, discounts, yield, other fees and charges or other interest equivalent costs Incurred in connection with any Permitted Receivables Financing, whether accounted for as interest expense or loss on sale of receivables, which are payable to Persons other than the Issuer and the Restricted Subsidiaries; minus

(4)interest income for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means the ratio of (1) (a) the aggregate principal amount of Indebtedness (and without duplication of the aggregate “net investment” outstanding under any Permitted Receivables Financing) (excluding Indebtedness under clauses (1)(c) and (1)(e) of the definition thereof) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to (2) EBITDA for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date of determination, with such pro forma adjustments to EBITDA as would be required under the second paragraph of the definition of “Fixed Charge Coverage Ratio” in performing a calculation thereof.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, or charges related to the Transactions (including any transaction expenses incurred before, on or after the Issue Date), in each case, shall be excluded;

(2)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including, without limitation, the effects of adjustments to (A) Financing Lease Obligations or (B) any other deferrals of income) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

(5)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Issuer) shall be excluded;

(6)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)(a) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (a);

(8)solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person to the extent not already included therein;

(9)any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(10)any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other equity or other rights shall be excluded;

(11)any (a) non-cash compensation charges, (b) costs and expenses after the Issue Date related to employment of terminated employees, or (c) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any Restricted Subsidiary, shall be excluded;

(12)accruals and reserves that are established or adjusted within 12 months after the Issue Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13)non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded;

(14)any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(15)(a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts actually received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption, and reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, shall be included.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clause (4) of the definition of “Cumulative Credit.”

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Secured Debt Ratio” means the ratio of (1) (a) the aggregate principal amount of Secured Indebtedness (and without duplication the aggregate “net investment” outstanding under any Permitted Receivables Financing) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Issuer and its

Restricted Subsidiaries to (2) EBITDA for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date of determination, with such pro forma adjustments to EBITDA as would be required under the second paragraph of the definition of “Fixed Charge Coverage Ratio” in performing a calculation thereof; provided, that for purposes of the calculation of Consolidated Secured Debt Ratio, in connection with securing any Indebtedness pursuant to clause 6(B) of the definition of “Permitted Liens”, such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness secured by a Lien as being Incurred as of the applicable calculation date, in which case (i) any subsequent Incurrence of such Indebtedness secured by Liens under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Secured Debt Ratio at any time during which such commitment remains effective, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)to advance or supply funds:

(a)for the purchase or payment of any such primary obligation; or

(b)to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer). The initial Corporate Trust Office shall be at the address of the Trustee specified in Section 11.02(a).

“Credit Agreement” means (i) the Amended & Restated Credit Agreement, dated as of March 20, 2020, among the Issuer, as borrower, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer and the other lenders party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (except to the extent any such refinancing, replacement or restructuring is designated by the Issuer to not be included in the definition of “Credit Agreement”) and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, waived, extended, restructured, repaid, renewed, refinanced, restated, replaced (whether or not upon termination, and whether with the original lenders or otherwise) or refunded in whole or in part from time to time.

“Credit Agreement Documents” means the collective reference to any Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Facility Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, securitization or receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1)if positive, 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from January 1, 2018 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(2)100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Existing Notes Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants, options or other rights to acquire Equity Interests (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

(3)100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer after the Existing Notes Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock), plus

(4)100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or Preferred Stock of any Restricted Subsidiary issued after the Existing Notes Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer

(provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person or any of its Restricted Subsidiaries, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the earlier of the Maturity Date or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income (other than clause (9)):

(1) Consolidated Taxes; plus

(2) Fixed Charges, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(a)-(i) in the definition thereof and costs of surety bonds in connection with financing activities; plus

(3) Consolidated Depreciation and Amortization Expense; plus

(4) Consolidated Non-Cash Charges; plus

(5) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (A) below for any previous period and not added back; plus

(6) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs, or any one-time costs incurred in connection with acquisitions and Investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), restructuring costs (including recruiting costs and employee severance), management transaction costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel) and costs related to the closure and/or consolidation of facilities and the portion of any earn-out, non-compete payments relating to such period or other contingent purchase price obligations and adjustments thereof and purchase price adjustments to the extent such payment is permitted to be paid pursuant to this Indenture and is deducted from net income under GAAP; plus

(7) the amount of loss on sale of Receivables Assets in connection with any Permitted Receivables Financing reducing Consolidated Net Income for such period; plus

(8) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or any Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9) the amount of annual “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar transactions or initiatives consummated after the Issue Date that are reasonably identifiable and factually supportable and projected by the Issuer in good faith to result from actions that been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Issuer) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other transaction or initiative is consummated, net of the amount of actual benefits realized during such period from such actions;

less, without duplication, to the extent the same increased Consolidated Net Income, non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of Capital Stock (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer, as applicable, other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate.

“Existing Notes Issue Date” means April 25, 2018.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Financing Lease Obligation” means an obligation that is required to be classified and accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP as in effect on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.

In the event that the Issuer or any of the Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of Indebtedness Incurred under revolving credit facility for working capital purposes or any Permitted Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that for purposes of the calculation of the Fixed Charge Coverage Ratio, such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be Incurred (or any commitment in respect thereof) as being Incurred as of the Fixed Charge Calculation Date, in which case (i) any subsequent Incurrence of such Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for subsequent calculations of the Fixed Charge Coverage Ratio, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation or consolidation had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 24 months of the date the applicable event is consummated and, in each case, calculated in accordance with and subject to the provisions of clause (9) of the definition of “EBITDA.”

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the

Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia, or any Restricted Subsidiary of the Issuer that is an entity which is a controlled foreign corporation under Section 957 of the Revenue Code.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business or a customary undertaking incurred in a Permitted Receivables Financing), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations. The amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Guarantor in accordance with the provisions of this Indenture.

“Guarantor” means (x) the Guarantors on the Issue Date and (y) any Subsidiary of the Issuer that Incurs a Guarantee after the Issue Date; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof; and, provided that, for the elimination of doubt, any draw or request for payment under an issued letter of credit shall not be deemed a separate incurrence of Indebtedness), (c) representing the deferred and unpaid purchase price of any asset (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor arising in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Financing Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness described in the preceding clauses (a) through (e), inclusive, would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues and customer deposits; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset, including, without limitation, to satisfy warranty or other unperformed obligations of the respective seller, as well as; (4) deferred compensation to employees of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business; (5) trade and other ordinary course payables, accrued expenses and liabilities arising in the ordinary course of business, together with obligations arising from Guarantees to suppliers, lessors, licensees, contractors or customers incurred in the ordinary course of business; (6) obligations in respect of cash management services; (7) in the case of the Issuer and the Restricted Subsidiaries (x) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or automatic extensions of terms) and made in the ordinary course of business and (y) intercompany liabilities in connection with cash management, tax and accounting operations of the Issuer and the Restricted Subsidiaries; (8) Non-Financing Lease Obligations; (9) any obligations under Hedging Obligations or Swap Contracts; provided that such agreements are entered into for bona fide hedging purposes of the Issuer or the Restricted Subsidiaries (as determined in good faith by the Issuer, whether or not accounted for as a hedge in accordance with GAAP) or share repurchase transactions on customary terms and, in the case of any accelerated share repurchase agreement, foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions (including share repurchase plans) of the Issuer or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Issuer or the Restricted Subsidiaries Incurred without violation of this Indenture; and (10) take-or-pay obligations in supply agreements in the ordinary course of business.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody’s and/or S&P has not then rated the Notes.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold material amounts of cash and/or Cash Equivalents pending investment and/or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts or notes receivable, trade credit and advances to customers, suppliers or joint venture partners, and commission, payroll, travel and similar advances to officers, employees and consultants, in each case, made in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Issue Date” means the date on which the Initial Notes were originally issued.

“Issuer” means TopBuild, Corp., a Delaware corporation, and its successors and assigns.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger, amalgamation or consolidation, by the Issuer or one or more of its Restricted Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing; provided that Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with the Limited Condition Acquisition, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such Limited Condition Acquisition unless and until the closing of such Limited Condition Acquisition shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance Reference and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase with negative changes to the Performance Reference.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Issuer or any direct or indirect parent on the date of the purchase, redemption, defeasance or other acquisition or retirement for value of the Issuer’s common stock permitted pursuant to Section 4.04(b)(vii)(A) hereof, or the declaration of a Restricted Payment permitted pursuant to Section 4.04(b)(vii)(B) hereof multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded or quoted for the 30 consecutive trading days immediately preceding such applicable date. No decline in Market Capitalization subsequent to the applicable date referred to in the immediately preceding sentence shall have the effect of prohibiting any Restricted Payment permitted as of such date by Section 4.04(b)(vii) hereof, nor shall any Default be deemed to have occurred due to any decline in Market Capitalization occurring subsequent to the making of any such Restricted Payment that was permitted as of such date.

“Maturity Date” means March 15, 2029.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition and actually received or realized), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, all distributions and other payments required to be made to holders of non-controlling interests in Subsidiaries or in joint ventures, limited liability companies, partnerships or other Persons as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer and the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer and the Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension, severance and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuer or any Guarantor immediately prior to such date of determination.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be classified and accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture and the Guarantees.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the Notes.

“Offering Memorandum” means the offering memorandum, dated February 24, 2021, relating to the issuance of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer, Controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by the chief executive officer, the chief financial officer, the treasurer, the controller or the chief accounting officer of such Person, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel, containing the statements required by this Indenture. The counsel may be an employee of or counsel to such Person.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor’s Guarantee.

“Permitted Liens” means, with respect to any Person:

(1)pledges or deposits and other Liens granted by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds, performance and return of money bonds, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings;

(4)Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit, bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)survey exceptions, encumbrances, trackage rights, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning, building code or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Subsidiary that is not a Guarantor securing Indebtedness of a Subsidiary that is not a Guarantor;

(B) Liens securing Credit Facility Indebtedness (including under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder) incurred by the Issuer or any Restricted Subsidiary up to an aggregate principal amount outstanding at the time of Incurrence taken together with any amounts outstanding in a Permitted Receivables Financing that does not exceed, in the aggregate, the greater of (x) $1,500.0 million and (y) the maximum amount such that the Consolidated Secured Debt Ratio is not greater than 3.75:1.00; and

(C) Liens securing Obligations in respect of (x) Indebtedness (including Financing Lease Obligations) Incurred by the Issuer or any Restricted Subsidiary, Disqualified Stock issued by the Issuer or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any sale and leaseback arrangements not in violation of this Indenture or (y) any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of the Issuer or such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee, as applicable, and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of Section 4.11 solely to the extent such covenant is applicable;

(7) Liens existing on the Issue Date (other than Liens in favor of the agent, lenders and other secured parties under the Credit Agreement Documents);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(9) Liens on assets or property of any Person at the time the Issuer or a Restricted Subsidiary acquired the assets or property of such Person, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary or such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition or such Person becoming a Restricted Subsidiary; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition) or such Person becoming a Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary;

(11) Liens securing Hedging Obligations and obligations under Swap Contracts, in each case entered into not in violation of this Indenture;

(12) Liens on inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of documentary letters of credit, bank guarantees or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or other obligations not constituting Indebtedness;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on Receivables Assets in respect of any Permitted Receivables Financing;

(17) pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8) and (9) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to the original Lien) that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits, and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness described under clauses (6), (7), (8) and (9) of this definition at the time the original Lien became a Permitted Lien under this Indenture, (B) unpaid accrued interest and premiums (including tender premiums) and (C) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B);

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens incurred under this clause (25) that are at that time outstanding, exceed the greater of $200.0 million and 7.50% of Total Assets;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement securing obligations of such joint venture or pursuant to any joint venture or similar agreement;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;

(28) Liens (i) arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution (including Section 4-210 of the applicable Uniform Commercial Code), (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29) Liens (i) in favor of credit card companies pursuant to agreements therewith, (ii) in favor of customers, and (iii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(30) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) in the case of real property that constitutes a leasehold interest, (i) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or (ii) any Lien in favor of a landlord on leasehold improvements in lease premises;

(32) agreements to subordinate any interest of the Issuer or any Restricted Subsidiary in any accounts receivable or other prices arising from inventory consigned by the Issuer or any such Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(33) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(34) Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums; and

(35) Liens for the benefit of a seller deemed to attach solely to each earnest money deposits in connection with a letter of intent on an acquisition agreement.

“Permitted Receivables Documents” means all documents and agreements relating to any Permitted Receivables Financing.

“Permitted Receivables Financing” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in Receivables Assets to, or for the benefit of, either (x) a Person that is not a Restricted Subsidiary or (y) a Receivables Subsidiary that in turn sells or grants a security interest in Receivables Assets to, or for the benefit of, a Person that is not a Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Issuer to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency):

(a) if the Notes are rated by one or both Rating Agencies on the Rating Date with an Investment Grade Rating, the rating of the Notes shall be reduced so that the Notes are rated below an Investment Grade Rating by both Rating Agencies; or

(b) if the Notes are rated below an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Notes shall be reduced by either Rating Agency;

provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“Receivables Assets” means the loans, accounts receivable, financing receivables, other receivables, royalty or other revenue streams and other rights to payment and any assets or collateral related thereto subject to a Permitted Receivables Financing and the proceeds thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Receivables Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Permitted Receivables Financing and other activities reasonably related thereto.

“Record Date” has the meaning specified in Exhibit A hereto.

“Replacement Assets” means any one or more businesses (provided that if the investment in such business or businesses is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) that are or will be used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of the Asset Sale.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any Restricted Subsidiary secured by a Lien other than Indebtedness under clause 1(c) or 1(e) of the definition thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance Reference and/or (ii) the value of which generally increases, and/or payment or delivery obligations under which generally decrease, with negative changes to the Performance Reference.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provisions).

“Similar Business” means any business (x) the majority of whose revenues are derived from business or activities conducted by the Issuer and its Subsidiaries on the Issue Date, (y) that is a natural outgrowth or reasonable extension, development or expansion of any business or activities conducted by the Issuer and its subsidiaries on the Issue Date or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (z) any business that in the Issuer’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Issuer and its Subsidiaries.

“Stated Maturity” means, with respect to any debt security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any contingent obligation to repurchase, redeem or repay such security unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“TIA” means the Trust Indenture Act of 1939, as amended and in effect on the Issue Date.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of such Person; provided, that, Total Assets shall be calculated on a pro forma basis (consistent with the definition of “Fixed Charge Coverage Ratio”) giving effect to any acquisition or dispositions of properties or assets (including through mergers or consolidations) since the most recent balance sheet for which internal financial statements are available, including the transaction giving rise to the calculation under this definition.

“Transactions” means the (a) the issuance and sale of the Initial Notes pursuant to the Offering Memorandum, (b) the application of the net proceeds from therefrom as described in the Offering Memorandum and (c) the payment of fees and expenses in connection with each of the foregoing.

“Treasury Rate” means, as of the applicable redemption date, as determined by the Issuer, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such Statistical Release is no longer published (or the relevant information is no longer published therein), any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 15, 2024; provided, however, that if the period from such redemption date to March 15, 2024 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless at the time of such designation such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of the Issuer or any other Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, in each case at the time of such designation; provided, however, that the Subsidiary to be so designated and its Subsidiaries at the time of designation have been and thereafter are “unrestricted” under the Credit Agreement and all other Capital Markets Indebtedness of the Issuer.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Exchange Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares issued to foreign nationals or other third parties pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.Other Definitions.
Term	Section
$1.03(j)
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Asset Sale Offer	4.06(b)
Authentication Order	2.03
Bankruptcy Law	6.01
Change of Control Offer	4.08(b)
Change of Control Repurchase Date	4.08(b)(iii)
Clearstream	Appendix A
covenant defeasance option	8.01(b)
Covenant Termination Event	4.15
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
Directing Holder	6.02
EDGAR	4.02(a)
Euroclear	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Guaranteed Obligations	10.01(a)
incorporated provision	11.01
Increased Amount	4.12(d)
Initial Notes	Preamble

Term	Section
Initial Purchasers	Appendix A
Issuer	Preamble
legal defeasance option	8.01(b)
Noteholder Direction	6.02
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Paying Agent	2.04(a)
Permitted Jurisdictions	5.01(a)
Position Representation	6.02
protected purchaser	2.08(b)
QIB	Appendix A
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S-X	4.02(a)(ii)
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Rule 144	Appendix A
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Successor Guarantor	Section 5.01(b)
Successor Issuer	5.01(a)(i)
Terminated Covenants	4.15
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A
U.S. dollars	1.03(j)
U.S.A. Patriot Act	11.17
Verification Covenant	6.02

Section 1.03.Rules of Construction.. Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;
(d)“including” means including without limitation;
(e)words in the singular include the plural and words in the plural include the singular;
(f)unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(h)the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and
(j)“$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.
Article 2
The Notes
Section 2.01.Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $400,000,000.

The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as such Additional Notes are issued in compliance with the applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and
(3)if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. If the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, which will not affect the Issuer’s right to elect to treat such Additional Notes as a single class together with the Notes.

Section 2.02.Form and Dating. Provisions relating to the Initial Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by the Depository in denominations of less than $2,000.
Section 2.03.Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (an “Authentication Order”) (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $400,000,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered holder of each of the Notes and delivery instructions. Notwithstanding anything to the contrary in this Indenture, including Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for the Issuer by manual or PDF signature or other electronic signature acceptable to the Trustee (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law).

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04.Registrar and Paying Agent.
(a)The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.
(b)The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this

Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent (and the Issuer is not then acting as Registrar or Paying Agent), the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(c)The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above or clause (iii) below or (iii) notification to the Trustee in writing that the Issuer or any of its Subsidiaries should serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) or (ii) above or this clause (iii). The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
Section 2.05.Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of and interest on any Note, the Issuer shall deposit with each Paying Agent (or if the Issuer or any of its wholly owned Domestic Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
Section 2.06.Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.
Section 2.07.Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met, in each case in compliance with Appendix A. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of fifteen (15) days before the mailing of a notice of redemption of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

The transferor shall also provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.08.Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies the Issuer and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note issued and authenticated in accordance with this Indenture is an obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09.Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10.Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
Section 2.11.Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each affected holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
Section 2.12.CUSIP Numbers, ISINs, etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.
Section 2.13.Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 11.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Indenture shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

Article 3
REDEMPTION
Section 3.01.Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture.
Section 3.02.Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise as permitted or required by any provision of this Indenture shall be made in accordance with such provision and this Article 3.
Section 3.03.Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Notes, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 10 days but not more than 75 days before a redemption date which such notice period may be waived by the Trustee. The Issuer may also include a request in such Officer’s Certificate that the Trustee give the notice of redemption in the Issuer’s name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.05 or any other applicable provision of this Indenture. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuer shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.
Section 3.04.Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuer shall notify the Trustee of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot (or, if applicable, in such manner that complies with the requirements of the Depository or other applicable clearing system in accordance with customary procedures); provided that no Notes of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed to, but not including, the date of redemption.
Section 3.05.Notice of Optional Redemption.

(a)At least 10 but not more than 75 days before a redemption date pursuant to Paragraph 5 of the Notes, the Issuer shall mail or cause to be mailed by first-class mail, or delivered electronically if the Notes are held by the Depository, a notice of redemption to each holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)the redemption date;
(ii)the redemption price;
(iii)the name and address of the Paying Agent;
(iv)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;
(v)if fewer than all the outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(vi)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and
(ix)if the redemption is conditioned upon any subsequent event, a description of such condition or event.
(b)At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall notify the Trustee of such request at least five (5) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders. Except with respect to a redemption conditioned upon any subsequent event, such notice may not be canceled once delivered to holders.
(c)Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering. The Issuer may provide in any such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.
Section 3.06.Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of paragraph 5 of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.
Section 3.07.Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or any of its wholly owned Domestic Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.
Section 3.08.Notes Redeemed in Part. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.
Article 4
Covenants
Section 4.01.Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 10:00 a.m., New York City time, money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02.Reports and Other Information.
(a)Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the holders (with a copy to the Trustee), or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), within the time periods specified in the SEC’s rules and regulations (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act):
(i)all quarterly and annual financial statements that would be required to be contained in reports on Forms 10-Q and 10-K (or any successor or comparable form) required to be filed with the SEC if the Issuer were required to file such reports, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and
(ii)all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form) if the Issuer were required to file such reports.

The financial information required by Section 4.02(a)(i) will not be required to include a footnote presenting the condensed consolidating financial information specified in Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provisions) (“Regulation S-X”) Additionally, the financial information required by Section 4.02(a)(i) will not be required to include the information contemplated by Rules 3-09 or 3-16 of Regulation S-X.

(b)If the Issuer does not file reports containing such information with the SEC, then the Issuer will deliver such information and reports to the Trustee and make available such information and such reports to any noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser, and any bona fide securities analyst by posting such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment, and will make such information readily available to any noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser, and any bona fide securities analyst who (i) agrees to treat such information as confidential or (ii) accesses such information on Intralinks or any comparable password-protected online data system which will require a confidentiality acknowledgment; provided that the Issuer shall post such information thereon and make readily available any password or other login information to any such noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser and any bona fide securities analyst. The Issuer will hold a quarterly conference call for all noteholders, bona fide prospective investors, market makers affiliated with any Initial Purchaser and any bona fide securities analyst to discuss financial information within ten (10) Business Days after distribution of such financial information; provided that any customary quarterly earnings call with public equity holders shall be deemed to constitute such quarterly conference call for purposes of this Indenture.
(c)The Issuer shall, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with the information required by this Section 4.02, furnish to noteholders, bona fide prospective investors, market makers affiliated with any initial purchaser of the Notes, and any bona fide securities analyst, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuer may satisfy its obligation to furnish such information by making such information available electronically (including by posting to a non-public, password-protected website maintained by the Issuer or a third party) to any holder, bona fide prospective investor, market maker affiliated with any Initial Purchaser or bona fide securities analyst, in each case, who provides to the Issuer its email address, employer name and other information reasonably requested by the Issuer. For purposes of this Section 4.02, any prospective investor or securities analyst shall be deemed “bona fide” if it certifies it is “bona fide.”
(d)In the event that:
(i)the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or
(ii)any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes,

consolidating reporting at the parent entity’s level in a manner consistent with that described in this Section 4.02 for the Issuer will satisfy this Section 4.02, and the Issuer is permitted to satisfy its obligations in this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

(e)Notwithstanding the foregoing, if at any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act:

(i)the Issuer will not be required to furnish any information, certificates or reports required by (x) Section 302, 404 or 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, or (y) Regulation G or Item 10(e) of Regulation S-K promulgated by the SEC with respect to financial measures contained therein;
(ii)the financial information required by Section 4.02(a)(i) hereof will not be required to contain the separate financial statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16 or Article 11 of Regulation S-X;
(iii)the information and reports referred to in Sections 4.02(a)(i) and (ii) hereof shall not be required to present compensation or beneficial ownership information; and
(iv)the information and reports referred to in Sections 4.02(a)(i) and (ii) shall not be required to include any exhibits required by Item 15 of Form 10-K, Item 6 of Form 10-Q or Item 9.01 of Form 8-K.
(f)Notwithstanding the foregoing, the Issuer will be deemed to have furnished the reports referred to in this Section 4.02 to the Trustee and the holders if the Issuer has filed such reports with the SEC via EDGAR and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information is publicly available.
(g)Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 4.03.[Reserved.]
Section 4.04.Limitation on Restricted Payments.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:
(i)declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of the Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer and (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);
(ii)purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary; or
(iii)make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement;

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)no Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)immediately after giving effect to such transaction on a pro forma basis, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction, the Fixed Charge Coverage Ratio of the Issuer is at least 2.00 to 1.00; and
(3)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Existing Notes Issue Date (including Restricted Payments permitted by clauses (i) and (vi)(C) (to the extent provided therein) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.
(b)The provisions of Section 4.04(a) shall not prohibit:
(i)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of irrevocable notice, as applicable, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;
(ii)(A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer, any direct or indirect parent of the Issuer or Subordinated Indebtedness, in each case in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to the Issuer or a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”); (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock; and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(iii)the payment, prepayment, refinancing, redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, so long as:
(A)the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value, plus any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith (including, without limitation, legal fees and expenses)),
(B)such Indebtedness is subordinated to the Notes or the related Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value,
(C)such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value and (y) 91 days following the Maturity Date, and

(D)such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so paid, prepaid, refinanced, redeemed, repurchased, defeased, acquired or retired for value (or requires no or nominal payments in cash prior to the date that is 91 days following the Maturity Date);
(iv)a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, officer or consultant of the Issuer or any Subsidiary of the Issuer or any direct or indirect parent of the Issuer pursuant to any management, employee or director equity plan or stock option plan or any other management, director or employee benefit plan or other agreement or arrangement;
(v)the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary, provided that the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements were available immediately preceding the date of issuance of such Disqualified Stock was at least 2.00 to 1.00;
(vi)(A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing Notes Issue Date; (B) a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Existing Notes Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Existing Notes Issue Date; and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); provided, however, in the case of each of clauses (A) and (C) of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions and treating such Designated Preferred Stock as Indebtedness for borrowed money for such purpose) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
(vii)(A) the purchase, redemption, defeasance or other acquisition or retirement for value of, the Issuer’s common stock (or a Restricted Payment to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of such company’s purchase, redemption, defeasance or other acquisition or retirement for value of such company’s common stock), including pursuant to any Swap Contract and (B) the declaration and payment of dividends on the Issuer’s common stock in an amount under this clause (vii) not to exceed, per annum, the greater of (x) $125.0 million and (y) 2.0% of Market Capitalization;
(viii)Restricted Payments that are made with (or in an aggregate amount that does not exceed the aggregate amount of) Excluded Contributions;
(ix)other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (ix) that are at that time outstanding, not to exceed $150.0 million;
(x)the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(xi)any Restricted Payments (in addition to those specified under the immediately preceding clauses (i) through (x) and the immediately succeeding clauses (xii) through (xvii)), so long as, after giving pro forma effect to the payment of any such Restricted Payment and the Incurrence of any Indebtedness used to make such Restricted Payment, the Consolidated Leverage Ratio shall be no greater than 3.25 to 1.00;
(xii)payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities
(xiii)Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
(xiv)the payment or distribution of Receivables Fees;
(xv)the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes validly tendered by holders of the Notes (and not validly withdrawn) in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(xvi)payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and the Restricted Subsidiaries, taken as a whole, that comply with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by Section 4.08) and that all Notes validly tendered by holders (and not validly withdrawn) in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and
(xvii)Restricted Payments to current or former employees, officers, or directors of Issuer or any Restricted Subsidiaries (or any spouses, ex-spouses, or estate of any of the foregoing) solely in the form of forgiveness of Indebtedness of such Persons owing to the Issuer on account of repurchases of the stock options, restricted stock units, purchased shares or other Equity Interests of the Issuer held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of the Issuer;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii), (ix) and (xi) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payment made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property on the date such Restricted Payment is made.

For purposes of determining compliance with this Section 4.04, (a) in the event that a proposed Restricted Payment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xvii) above or is entitled to be made pursuant to Section 4.04(a), then the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if made at such later time), such Restricted Payment (or any portion thereof) in any manner that complies with this Section 4.04.

(c)As of the Issue Date, all of the Subsidiaries of the Issuer will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”
Section 4.05.Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
(a)pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary that is a Guarantor (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits;

(b)make loans or advances to the Issuer or any Restricted Subsidiary that is a Guarantor and a direct or indirect parent of such Restricted Subsidiary; or
(c)sell or transfer any of its properties or assets to the Issuer or a Guarantor;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)(i) contractual encumbrances or restrictions in effect on the Issue Date and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;
(2)this Indenture, the Notes or the Guarantees;
(3)applicable law or any applicable rule, regulation or order (or other governmental approval, license or permit);
(4)any agreement or other instrument of a Person (i) acquired by the Issuer or any Restricted Subsidiary or (ii) that becomes a Restricted Subsidiary, in each case, which was in existence at the time of such acquisition or such Person becoming a Restricted Subsidiary (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(5)contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;
(6)Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;
(7)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)customary provisions in joint venture agreements, partnership agreements, limited liability company agreements and similar agreements required in connection with the entering into of such transaction;
(9)purchase money obligations for property acquired in the ordinary course of business and Financing Lease Obligations otherwise not prohibited under this Indenture;
(10)customary provisions contained in leases, licenses (including with respect to intellectual property) and other similar agreements entered into in the ordinary course of business;
(11)any Permitted Receivables Document, which encumbrance or restriction is, in the good faith judgment of the Issuer, customary for the market in which such Indebtedness is issued;
(12)any instrument governing any Indebtedness or Capital Stock of any Unrestricted Subsidiary as in effect on the date, if any, that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such redesignated Restricted Subsidiary and its Subsidiaries and the respective properties and assets of such redesignated Restricted Subsidiary and its Subsidiaries;
(13)any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license (including without limitations, licenses of intellectual property) or other contracts;
(14)other Indebtedness, Disqualified Stock or Preferred Stock so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Issuer);
(15)provisions contained in sales agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Issuer or any Restricted Subsidiary in respect of a transaction permitted by this Indenture and solely to the extent in effect pending the closing of such transaction and relating solely to the assets covered or contemplated thereby;

(16)customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business; or
(17)any encumbrances or restrictions of the type referred to in Section 4.05(a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.06.Asset Sales.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor, received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or a Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee;
(ii)any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash or Cash Equivalents received);
(iii)Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Issuer and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale;
(iv)consideration consisting of Indebtedness of the Issuer or any Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Issuer or any Restricted Subsidiary;
(v)any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this Section 4.06(a)(v) that is at that time outstanding, not to exceed the greater of (x) $80.0 million and (y) 3.00% of Total Assets (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and
(vi)Replacement Assets,

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

The 75% limitation referred to in clause (y) of Section 4.06(a) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with Section 4.06(a)(i) through (vi) is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(b)Within 365 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:
(i)to repay, prepay, purchase, redeem, acquire or otherwise reduce (A) Indebtedness constituting Credit Facility Indebtedness and other Pari Passu Indebtedness in each case that is secured by a Lien permitted under this Indenture (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (B) Indebtedness of a Restricted Subsidiary that is not a Guarantor, (C) Notes Obligations or (D) other Pari Passu Indebtedness (provided that if the Issuer or any Guarantor shall so reduce Obligations under unsecured Pari Passu Indebtedness under this clause (D), the Issuer will equally and ratably reduce Notes Obligations pursuant to Section 3.01, through open-market purchases or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, on the pro rata principal amount of Notes being repurchased, to, but not including, the date of repurchase), in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer; or
(ii)to invest in Replacement Assets or to reimburse the cost of any investment in Replacement Assets incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed.

In the case of Section 4.06(b)(ii), a binding commitment entered into not later than such 365th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days following the entering into of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Credit Facility Indebtedness (including, for the avoidance of doubt, any revolving credit Indebtedness), if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any other Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and, if applicable, such other Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or other Pari Passu Indebtedness were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, (or, in respect of such other Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Pari Passu Indebtedness), to, but excluding, the date fixed for purchase of Notes in the Asset Sale Offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty (20) Business Days after the date that Excess Proceeds exceeds $75.0 million by mailing, or delivering electronically if the Notes are held by the Depository, the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such other Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture (and such remaining amount shall no longer constitute Excess Proceeds). If the aggregate principal amount of Notes (and such other Pari Passu

Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee, upon receipt of notice from the Issuer of the aggregate principal amount to be selected, shall select the Notes to be purchased in the manner described in Section 3.04 (other than with respect to the selection of such other Pari Passu Indebtedness, which will be made pursuant to the terms of such other Pari Passu Indebtedness). The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided by this Section 4.06(b)). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c)The Issuer will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
(d)Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officer’s Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b).
(e)Holders electing to have a Note purchased shall be required to surrender such Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three (3) Business Days prior to the purchase date (unless a shorter period is required by Regulation 14E promulgated under the Exchange Act). Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one (1) Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter (or other communication acceptable to the Depositary, including an “agent’s message”) setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased.
(f)Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or delivered electronically if held by the Depository, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.
Section 4.07.Transactions with Affiliates.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:
(i)such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of disinterested members of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(b)The provisions of Section 4.07(a) shall not apply to the following:
(i)transactions between or among the Issuer and/or any of the Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
(ii)Restricted Payments permitted by Section 4.04;
(iii)the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer;
(iv)transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter addressed to the Issuer, any Restricted Subsidiary or any Board of Directors thereof, from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);
(v)payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the disinterested members of the Board of Directors of the Issuer in good faith;

(vi)any agreement as in effect as of the Issue Date or any amendment thereto or renewal, extension, restatement or replacement thereof (so long as any such agreement together with all amendments thereto and renewals, extensions, restatements and replacements thereof, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;
(vii)the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under the terms of any stockholders or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date, and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
(viii)transactions with a Person that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an Equity Interest in, or controls, such Person;
(ix)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable in all material respects as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;
(x)any transaction effected as part of a Permitted Receivables Financing;
(xi)the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;
(xii)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, the funding of, or the making of payments pursuant to, employment, consulting and service agreements and arrangements, stock option and stock ownership plans, long-term incentive plans or similar employee or director benefit plans approved by the Board of Directors or senior management of the Issuer or any direct or indirect parent of the Issuer or the Board of Directors or senior management of a Restricted Subsidiary, as appropriate, in good faith;
(xiii)any contribution to the capital of the Issuer;
(xiv)transactions permitted by, and complying with, Section 5.01;
(xv)transactions between the Issuer or any Restricted Subsidiary and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person for which a vote of the Board of Directors is taken;
(xvi)pledges of Equity Interests of Unrestricted Subsidiaries;
(xvii)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or cash management purposes in the ordinary course of business;
(xviii)any employment agreements or any similar or related agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(xix)transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture; and
(xx)transactions with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of the Issuer or any of the Restricted Subsidiaries if such transaction provides for equal treatment of such Person and all other holders, in their capacity as holders, of the same series of such Indebtedness or of the same class of such Capital Stock.
Section 4.08.Change of Control Repurchase Event.
(a)Upon the occurrence of a Change of Control Repurchase Event, each holder shall have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this

Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has previously or concurrently exercised its right to redeem such Notes in accordance with Article 3 of this Indenture (unless and until there is a default in payment of the applicable redemption price).
(b)Within 30 days following any Change of Control Repurchase Event, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article 3 of this Indenture, the Issuer shall mail, or deliver electronically if the Notes are held by DTC, a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(i)that a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(ii)the repurchase price (equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, payable in cash (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date));
(iii)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except in the case of a conditional Change of Control Offer made in advance as described below) (such applicable date, the “Change of Control Repurchase Date”);
(iv)the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased;
(v)that any Note not properly tendered (or otherwise properly tendered and validly withdrawn) will remain outstanding and continue to accrue interest;
(vi)that unless the Issuer defaults in the payment of the Change of Control payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control repurchase date;
(vii)that holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or integral multiples of $1,000 in excess of $2,000; and
(viii)that, if such notice is delivered prior to the occurrence of a Change of Control Repurchase Event, the Change of Control Offer is conditioned on the occurrence of such Change of Control Repurchase Event, including a description of each such condition, and, if applicable, that, in the Issuer’s discretion, the

Change of Control Repurchase Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Repurchase Date, or by the Change of Control Repurchase Date as so delayed.
(c)Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three (3) Business Days prior to the purchase date (unless a shorter period is required by Regulation 14E promulgated under the Exchange Act). The holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one (1) Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter (or other communication acceptable to the Depositary, including an “agent’s message”) setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
(d)On the Change of Control Repurchase Date, the Issuer will, to the extent lawful:
(i)accept for payment all Notes or portions thereof (in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer;
(ii)deposit with the Paying Agent funds sufficient to pay the Change of Control repurchase price in respect of all Notes or portions thereof so tendered; and
(iii)deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes (or portion thereof) being repurchased by the Issuer.
(e)On the Change of Control Repurchase Date, the paying agent will promptly remit payment to each holder who has so tendered the Change of Control repurchase price for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each such holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new note will be in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Repurchase Date.
(f)A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase

Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(g)Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(h)Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to clause (g) or clause (k) of this Section 4.08 will have the status of Notes issued and outstanding.
(i)At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08.
(j)The Issuer shall comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
(k)If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to Article 3. For the elimination of doubt the foregoing shall not limit or otherwise modify the Issuer’s rights set forth under Article 3.
Section 4.09.Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on December 31, 2021, an Officer’s Certificate stating that in the course of the performance by the signer (one of which shall be the principal executive officer, the principal financial officer or principal accounting officer of the Issuer) of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does have knowledge of any such Default, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. In addition, so long as any Notes are outstanding, if any Default has occurred and is continuing under this Indenture, the Issuer shall within thirty (30) Business Days of the occurrence thereof deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposed to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in an Officer’s Certificate delivered to it pursuant to this Section 4.09, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.
Section 4.10.Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.11.Future Guarantors. The Issuer shall cause each of its direct and indirect Wholly Owned Domestic Subsidiaries that is a borrower or guarantor of Obligations under the Credit Agreement or that guarantees any other Capital Markets Indebtedness of the Issuer or any of the Guarantors, within 30 days after Incurring such Indebtedness, to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Subsidiary will guarantee the Guaranteed Obligations.
Section 4.12.Liens.
(a)The Issuer shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness of the Issuer or a Restricted Subsidiary unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured until such time as such obligations are no longer secured by a Lien.
(b)Any Lien that is granted to secure the Notes or any Guarantee under Section 4.12(a) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under Section 4.12(a).
(c)For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens

(or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to Section 4.12(a) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.
(d)With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of Equity Interests (other than Disqualified Stock) of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”
Section 4.13.Maintenance of Office or Agency.
(a)The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar, if so accepted by the Trustee or Registrar, as the case maybe) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 11.02.
(b)The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)The Issuer hereby initially designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.
Section 4.14.Existence. The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 5.01, and the Issuer shall not be required to preserve, renew and keep in full force and effect any such right, license, permit, privilege, franchise or legal existence if the Issuer shall determine in good faith the preservation, renewal or keeping in full force and effect thereof is no longer desirable in the conduct of the business of the Issuer.
Section 4.15.Covenant Termination. If, on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), then, beginning on that day, the Issuer and the Restricted Subsidiaries shall automatically and immediately no longer be subject to Sections 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(iv) (collectively, the “Terminated Covenants”). Following a Covenant Termination Event, the Terminated Covenants will not be reinstated at any time following a Covenant Termination Event even if the conditions set forth in clauses (i) and (ii) of this Section 4.15 are no longer satisfied following the occurrence of a Covenant Termination Event.
Section 4.16.Financial Calculation for Limited Condition Acquisitions. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Issuer or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations for purposes of determining whether the Limited Condition Acquisition and related transactions are permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions solely for purposes of determining whether such Limited Condition Acquisition is permitted under this Indenture; provided, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter solely for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the earlier of the termination of the agreement governing the Limited Condition Acquisition and consummation of such Limited Condition Acquisition; provided, however, that for purposes of Section 4.04, the ratio determination set forth in Section 4.04(b)(xi) will be tested (x) on a pro forma basis assuming such Limited Condition Acquisition has been consummated and (y) without assuming such Limited Condition Acquisition has been consummated, with the clause resulting in the highest Consolidated Leverage Ratio being the determinative calculation for purposes of Section 4.04(b)(xi).
Article 5
Successor Issuer
Section 5.01.When Issuer and Guarantors May Merge or Transfer Assets.
(a)The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:
(i)the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the event that the Successor Issuer is not a corporation, a co-obligor of the Notes is a corporation;
(ii)the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture pursuant to a supplemental indenture or other applicable documents or instruments each in form reasonably satisfactory to the Trustee;
(iii)immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iv)immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the most recent four-quarter period for which internal financial statements are available (and treating any

Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either
(1)the Successor Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 for the most recently ended four-quarter period for which internal financial statements are available on a pro forma basis; or
(2)the Fixed Charge Coverage Ratio of the Issuer would be no less than such ratio immediately prior to such transaction;
(v)if the Issuer is not the Successor Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and
(vi)the Successor Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to a Restricted Subsidiary or, provided that the Issuer is the Successor Issuer, the Issuer, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States (collectively, “Permitted Jurisdictions”) or may convert into a corporation, partnership or limited liability company organized or existing under the laws of any Permitted Jurisdiction, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.

(b)Subject to the provisions of Section 10.02(b), no Guarantor shall, and the Issuer shall not permit any such Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless: either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company or similar entity organized or existing in a Permitted Jurisdiction (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, pursuant to a supplemental indenture or other applicable documents or instruments each in form reasonably satisfactory to the Trustee, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06.

Except as otherwise provided in this Indenture, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and the Notes or the Guarantee, as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and the Notes or its Guarantee. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Guarantor.

Article 6
Defaults and Remedies
Section 6.01.Events of Default. An “Event of Default” occurs with respect to the Notes if:
(a)there is a default in any payment of interest on any Note when due, and such default continues for a period of 30 days;
(b)there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption or upon required repurchase;
(c)there is a failure by the Issuer for 120 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02;
(d)there is a failure by the Issuer or any Restricted Subsidiary for 60 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) and (c) above) contained in the Notes or this Indenture;

(e)there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $125.0 million or its foreign currency equivalent;
(f)the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(i)commences a voluntary case;
(ii)consents to the entry of an order for relief against it in an involuntary case;
(iii)consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv)makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)is for relief against the Issuer or any Significant Subsidiary in an involuntary case;
(ii)appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or
(iii)orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days;

(h)there is a failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $125.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days; or
(i)the Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee with respect to the Notes and such Default continues for 20 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (c) or (d) above shall not constitute an Event of Default until the Trustee or the holders of at least 30% in principal amount of outstanding Notes notify the Issuer, with a copy to the Trustee, of the default and the Issuer does not cure such default within the time specified in clauses (c) or (d) hereof after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 6.02.Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) hereof with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes by notice to the Trustee may rescind any such acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent or other Default or impair any consequent right.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 60 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Issuer and the Trustee that such holder is not (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that have represented to such holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuer with such other information as the Issuer may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of notes held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default.

Notwithstanding anything to the contrary in the paragraphs above, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the paragraphs above.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any holder or any other Person in acting in good faith on a Noteholder Direction.

Section 6.03.Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04.Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05.Control by Majority. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Section 6.06.Limitation on Suits.
(a)Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:
(i)such holder has previously given the Trustee written notice that an Event of Default is continuing,
(ii)holders of at least 30% in principal amount of the outstanding Notes have submitted a written request to the Trustee to pursue the remedy,
(iii)such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,
(iv)the Trustee has not complied with such written request within 60 days after the receipt of the request and the offer of security or indemnity, and
(v)the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
(b)A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder (it being understood that the Trustee shall have no obligation to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holder).
Section 6.07.Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of and interest on the Notes held by such holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
Section 6.08.Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

Section 6.09.Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.
Section 6.10.Priorities. Any money or property collected by the Trustee pursuant to this Article 6 and any other money or property distributable in respect of the Issuer’s or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST: to the Trustee for amounts due hereunder (including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in accordance with Section 7.07);

SECOND: to the holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Trustee shall mail to each holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.11.Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article 6 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.06 or a suit by holders of more than 10% in principal amount of the Notes.
Section 6.12.Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article 7
Trustee
Section 7.01.Duties of Trustee.
(a)The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
(ii)the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee is authorized to examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(e)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.
(f)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and the TIA.
Section 7.02.Rights of Trustee.
(a)The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
(d)The Trustee shall not be responsible or liable for any action it takes or omits to take which it believes to be authorized or within its rights or powers; provided,

however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in accordance with the advice or opinion of such counsel.
(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall, upon reasonable notice in writing, be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)The Trustee shall not be responsible or liable for any action taken or omitted by it at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
(j)Any action taken, or omitted to be taken, by the Trustee in accordance with this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
(k)The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(l)The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of the form of the action or whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.
(m)The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.
(n)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.
Section 7.03.Individual Rights of Trustee.
(a)The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
(b)For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.03(b) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 7.04.Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, correctness or adequacy of this Indenture, the Guarantees or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(b) (but only with respect to a repurchase of Notes pursuant to an Asset Sale Offer), (c), (d), (e), (f), (g), (h) or (i), or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof, referencing the Notes and this Indenture, in accordance with Section 11.02 hereof from the Issuer, any Guarantor or any holder pursuant to Section 7.02(k). In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
Section 7.05.Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer (or the Trustee receives written notice thereof in accordance with the terms of this Indenture), the Trustee shall mail, or deliver electronically if the Notes are held by DTC, to each holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders.
Section 7.06.Reports by Trustee to the Holders. As promptly as practicable after each May 15th beginning with the May 15th following the date of this Indenture, and in any event within 60 days of each May 15th, the Trustee shall mail to each holder a brief report dated as of such May 15th that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

Pursuant to Section 313(d) of the TIA, a copy of each report at the time of its mailing to the holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed if the Notes are listed. The Issuer agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof. All reports pursuant to this Section 7.06 shall be provided in accordance with Section 313(c) of the TIA.

Section 7.07.Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for the Trustee’s acceptance of this Indenture and its services hereunder as mutually agreed to in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, as mutually agreed to in writing between the Issuer and the Trustee, reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, as well as the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, external counsel, accountants and experts. The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or any Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and such Guarantor, as applicable, shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.08.Replacement of Trustee.

(a)The Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
(b)If the Trustee resigns, is removed by the Issuer or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.
(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09.Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10.Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.
Section 7.11.Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.
Article 8
Discharge of Indenture; Defeasance
Section 8.01.Discharge of Liability on Notes; Defeasance.
(a)This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights and immunities of the Trustee and rights to register the transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:
(i)either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable by reason of making an unconditional notice of redemption pursuant to Article 3 of this Indenture or otherwise, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in cash, U.S. Government Obligations or a combination thereof in an amount sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to, but excluding, the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(ii)the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and
(iii)the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
(b)Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) its obligations under Sections 4.02, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12 and 4.15, and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) or 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only (or any group of Subsidiaries that together would constitute a Significant Subsidiary)), 6.01(h) and 6.01(i) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) or 6.01(g) (in the case of Sections 6.01(g) and (g), with respect only to Significant Subsidiaries (or any group of Subsidiaries that together would constitute a Significant Subsidiary)), 6.01(h) and 6.01(i) or because of the failure of the Issuer to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(c)Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article 7, including, without limitation, Sections 7.07 and 7.08 and in this Article 8 and the rights and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.
Section 8.02.Conditions to Defeasance.
(a)The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
(i)the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;
(ii)with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(iii)no Default specified in Section 6.01(f) or (g) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;
(iv)the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;
(v)the Issuer shall have delivered to the Trustee in the case of the legal defeasance option, an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;
(vi)such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
(vii)in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
(viii)the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
(b)Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.
Section 8.03.Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes so discharged or defeased.
Section 8.04.Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05.Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
Section 8.06.Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.
Article 9
Amendments and Waivers
Section 9.01.Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Notes or the Guarantees without notice to or the consent of any holder:
(a)to cure any ambiguity, omission, mistake, defect or inconsistency;
(b)to provide for the assumption by a Successor Issuer (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes;
(c)to provide for the assumption by a Successor Guarantor (with respect to any Guarantor) of the obligations of a Guarantor under this Indenture and its Guarantee;
(d)to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
(e)to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum;

(f)to add a Guarantee with respect to the Notes;
(g)to add collateral with respect to the Notes;
(h)to secure the Notes;
(i)to release a Guarantor or Successor Guarantor or any guarantee of the Notes as permitted by and in accordance with the applicable terms of this Indenture;
(j)to add to the covenants of the Issuer and the Restricted Subsidiaries for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer;
(k)to make any change that does not adversely affect the rights of the holders in any material respect;
(l)to provide for the appointment of a successor Trustee as permitted by and in accordance with the applicable terms of this Indenture; or
(m)to effect any provisions of this Indenture or to make changes to this Indenture to provide for the issuance of Additional Notes.
Section 9.02.With Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Notes, the Guarantees and any past Default or compliance with any provisions of this Indenture, the Notes and the Guarantees may be waived, with the consent of the Issuer and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class. However, without the consent of each holder of an outstanding Note affected, no amendment or waiver may:
(a)reduce the amount of Notes whose holders must consent to an amendment;
(b)reduce the rate of or extend the time for payment of interest on any Note;
(c)reduce the principal of or change the Stated Maturity of any Note;
(d)reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3 (other than provisions relating to notice periods);
(e)make any Note payable in money other than that stated in such Note;
(f)expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;
(g)impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes); or

(h)make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03.Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions, if any, to effectiveness as set forth in any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer, the Guarantors and the Trustee.
(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04.Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
Section 9.05.Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto.
Section 9.06.Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.13.
Article 10
Guarantee
Section 10.01.Guarantee.
(a)By executing this Indenture or a supplement thereto, each Guarantor hereby jointly and severally guarantees, on an unsecured, unsubordinated basis, as a primary obligor and not merely as a surety, to each holder and to the Trustee and its successors and assigns the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The Guarantee of each Guarantor hereunder shall not be affected by (i) the failure of any holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder or the Trustee for the Guaranteed Obligations or each Guarantor; (v) the failure of any holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Guarantor, except as provided in Section 10.02(b). Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed.
(c)Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s obligations under this Indenture and the Notes or such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.
(d)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)The Guarantee of each Guarantor is, to the extent and in the manner set forth in this Article 10, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.
(f)Except as expressly set forth in Sections 8.01, 10.02 and 10.06, the Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(g)Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
(h)In furtherance of the foregoing and not in limitation of any other right which any holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the holders and the Trustee under this Indenture and the Notes.
(i)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.01.
(j)Each Guarantor also agrees to pay any and all expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in enforcing any rights under this Section 10.01.
(k)Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purpose of this Indenture.
Section 10.02.Limitation on Liability.
(a)Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. Notwithstanding anything to the contrary contained in this Indenture, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under such foregoing laws and any other laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.
(b)A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be automatically released from all obligations under this Article 10 upon:
(i)the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Guarantor is no longer a Restricted Subsidiary), of such Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;
(ii)the sale or other disposition of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary if such sale or other disposition is made in a manner not in violation of this Indenture;
(iii)upon the liquidation or dissolution of such Guarantor following or contemporaneously with the transfer of all or substantially all of its assets to the Issuer or another Guarantor;
(iv)the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary”; or
(v)the Issuer’s exercise of its legal defeasance option or covenant defeasance option under Article VIII or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.
Section 10.03.Successors and Assigns. This Article 10 shall be binding upon the applicable Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by their respective successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 10.04.No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05.Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom (which consent, for the avoidance of doubt, shall not be required with respect to the release of a Guarantor from its obligations hereunder pursuant to Section 10.02(b)), shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 10.06.Execution of Supplemental Indenture for Future Guarantors. Each Domestic Subsidiary which is required to become a Guarantor of the Notes pursuant to Section 4.11 shall, within the time period set forth therein, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Domestic Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate certifying that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, and subject to other customary exceptions, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
Section 10.07.Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
Article 11
Miscellaneous
Section 11.01.Trust Indenture Act Controls. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in (an “incorporated provision”) and made a part of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by an incorporated provision of the TIA, such imposed duties or incorporated provision shall control.
Section 11.02.Notices.
(a)Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, email or mailed by first-class mail addressed as follows:

if to the Issuer or a Guarantor:

c/o TopBuild Corp.
475 North Williamson Boulevard

Daytona Beach, Florida 32114
Email: general.counsel@topbuild.com
Attention: General Counsel

with a copy to:

Greenberg Traurig, P.A.
333 Southeast 2nd Avenue
Suite 4400
Miami, Florida 33131
Facsimile: (305) 961-5589
Email: altmand@gtlaw.com
Attention: Drew M. Altman

if to the Trustee:

U.S. Bank National Association
Global Corporate Trust Services
500 West Cypress Creek Road

Suite 460

Fort Lauderdale, FL 33309

Facsimile: (954) 202-2082
Attention: Michael C. Daly

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)Any notice or communication mailed to a holder shall be mailed, by first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(c)Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of one or more Global Notes, notice to the holders may be made electronically in accordance with procedures of the Depository.

Section 11.03.Communication by the Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.
Section 11.04.Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(a)an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)except upon the issuance of the Initial Notes, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 11.05.Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 11.06.When Notes Disregarded. In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Guarantors shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
Section 11.07.Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
Section 11.08.Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.
Section 11.09.GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 11.10.No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Guarantor or any direct or indirect parent company of the Issuer, or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 11.11.Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.12.Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 11.13.Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 11.14.Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
Section 11.15.Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 11.16.Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 11.17.U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“U.S.A. Patriot Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TOPBUILD CORP.
By:	/s/ John S. Peterson
Name:John S. Peterson
Title: Vice President, Chief Financial Officer

[Signature Page to Indenture]

TopBuild Support Services, Inc.

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Executive Vice President

[Signature Page to Indenture]

Builder Services Group, Inc.

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Executive Vice President

[Signature Page to Indenture]

Service Partners, LLC

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Manager

[Signature Page to Indenture]

American National Insulation, Inc.

By:/s/ George Sellew
Name: George Sellew
Title: Treasurer

[Signature Page to Indenture]

TopBuild Home Services, Inc.

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Executive Vice President

[Signature Page to Indenture]

American Commercial Insulation, LLC

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Executive Vice President, Manager

[Signature Page to Indenture]

ADO Products, LLC

By:/s/ George Sellew
Name: George Sellew
Title: Treasurer

[Signature Page to Indenture]

Builder Procurement Services, LLC

By:/s/ John S. Peterson
Name: John S. Peterson
Title: Manager

[Signature Page to Indenture]

Viking Insulation, LLC

By:/s/ George Sellew
Name: George Sellew
Title: Treasurer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michael C. Daly
Name: Michael C. Daly
Title: Vice President

[Signature Page to Indenture]

Appendix A
Provisions Relating to Initial Notes and Additional Notes

1.	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“Initial Purchasers” means BofA Securities, Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, Fifth Third Securities, Inc., Citizens Capital Markets, Inc., Capital One Securities, Inc., U.S. Bancorp Investments, Inc., Regions Securities LLC.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the applicable legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

App. A-1

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.1.	Other Definitions.
Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.	The Notes.
2.1.	Form and Dating; Global Notes.
(a)The Initial Notes issued on the date hereof will be (i) privately placed by the Issuer pursuant to the Offering Memorandum and (ii) sold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more agreements in accordance with applicable law.
(b)Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

App. A-2

Regulation S Notes shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”).

The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by direct or indirect participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes.

The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of the Global Notes for all purposes under the Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(ii)Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuer at any time that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (y) the Issuer, at its option, notifies the

App. A-3

Trustee that the Issuer elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon written order of the Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(iv)Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
(v)Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
(vi)The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.
2.2.	Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuer for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).
(b)Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global

App. A-4

Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and
(B)if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
(iv)Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A

App. A-5

beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(c)Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

App. A-6

(d)Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;
(B)if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(C)if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person (as defined in Regulation S) in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(D)if such Transfer Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (C) above or Rule 144, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or
(E)if such Transfer Restricted Definitive Note is being transferred to the Issuer or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

(ii)Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a

App. A-7

Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).

App. A-8

(iv)Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(C)if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act (other than in accordance with Rule 144 under the Securities Act), a certificate in the form attached to the applicable Note; and
(D)if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
(ii)Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

App. A-9

(B)if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuer or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act (other than Rule 144) and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
(iv)Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Notwithstanding anything to the contrary, no transfers will be permitted in reliance on Rule 144, even if legally then permitted.

(f)Legend.
(i)Except as permitted by the following paragraphs (ii) or (iii), each Note certificate evidencing the Global Notes and any Definitive Notes (and all

App. A-10

Notes issued in exchange therefor or in substitution thereof) shall bear the legend set forth on Exhibit A.
(ii)Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.
(iii)Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(g)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.04 of this Indenture).
(iii)Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none

App. A-11

of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(i)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

App. A-12

Exhibit A

[Form of Face of Initial Note]

[Global Notes Legend]

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH ANY ISSUER OR ANY AFFILIATE OF SUCH ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY

Ex. A-1

PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) ITS PURCHASE AND HOLDING OF SUCH NOTE IS NOT MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW SUBSTANTIALLY SIMILAR TO SUCH PROVISIONS OF ERISA AND THE CODE (“SIMILAR LAW”) OR (B) ITS PURCHASE AND HOLDING OF SUCH NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SIMILAR LAW; AND (B) IF ITS PURCHASE AND HOLDING OF SUCH NOTE IS MADE ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, ACCOUNT OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (EACH, A “PLAN”), THE DECISION TO PURCHASE AND HOLD SUCH NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY WHO IS INDEPENDENT OF THE ISSUER, THE INITIAL PURCHASERS AND THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “TRANSACTION PARTIES”) AND WHO (I) IS A U.S. BANK, U.S. INSURANCE CARRIER, U.S. REGISTERED INVESTMENT ADVISER, U.S. REGISTERED BROKER-DEALER OR INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (II) IN THE CASE OF A PLAN THAT IS

Ex. A-2

AN INDIVIDUAL RETIREMENT ACCOUNT (“IRA”), IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY, (III) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN SUCH NOTE, (IV) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE AND HOLD SUCH NOTE, (V) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE PLAN IN SUCH NOTE, (VI) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE PLAN’S ACQUISITION OF SUCH NOTE, (VII) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OF SUCH NOTE AND (VIII) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE PLAN’S ACQUISITION OF SUCH NOTE.

[IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Ex. A-3

[Form of Initial Note]

TOPBUILD CORP.

No. [ ]	144A CUSIP No. 89055F AB9
144A ISIN No. US89055FAB94
REG S CUSIP No. U8900U AB0
REG S ISIN No. USU8900UAB09

Ex. A-4

$[ ]

3.625% Senior Note due 2029

TOPBUILD CORP, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on March 15, 2029.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2021.

Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

Ex. A-5

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

TOPBUILD CORP.
By:
Name:
Title:

Dated:

Ex. A-6

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Global Notes referred to in the within-mentioned Indenture:
By:

Authorized Signatory

Dated:

*/If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Ex. A-7

[FORM OF REVERSE SIDE OF INITIAL NOTE]

3.625% Senior Note due 2029

1.Interest

TOPBUILD CORP., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer shall pay interest semi-annually on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing September 15, 2021. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 15, 2021, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on March 1 or September 1 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if

Ex. A-8

applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above or clause (iii) below or (iii) notification to the Trustee in writing that the Issuer or any of its Subsidiaries shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) or (ii) above or this clause (iii). The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

4.Indenture

The Issuer issued the Notes under an Indenture dated as of March 15, 2021 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are unsecured, unsubordinated obligations of the Issuer. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes may, at the Issuer’s option, be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. If the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, which will not affect the Issuer’s right to elect to treat such Additional Notes as a single class together with the Notes. The Indenture imposes certain limitations on the ability of the Issuer and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

The Guarantors (including each direct and indirect Domestic Subsidiary of the Issuer that is required to guarantee the Guaranteed Obligations pursuant to Section 4.11 of the Indenture) shall jointly and severally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

5.Redemption

Ex. A-9

On or after March 15, 2024, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 75 days’ prior notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by The Depository Trust Company (“DTC”), to each holder’s registered address (with a copy to the Trustee), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2024	101.813%
2025	100.906%
2026 and thereafter	100.000%

In addition, prior to March 15, 2024, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 75 days’ prior notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to each holder’s registered address (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, at any time and from time to time on or prior to March 15, 2024, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with an amount equal to the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or are used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price (expressed as a percentage of principal amount thereof) of 103.625%, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 60% of the original aggregate principal amount of the Notes issued on the date of the Indenture must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 75 days’ notice mailed (or caused to be mailed) by the Issuer by first-class mail, or delivered electronically if the Notes are held by DTC, to the registered address of each holder of Notes being redeemed

Ex. A-10

(with a copy to the Trustee) and otherwise in accordance with the procedures set forth in the Indenture.

Additionally, and notwithstanding the foregoing, in connection with any tender offer for the Notes (including, for the elimination of doubt, a Change of Control Offer), if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such holders, then the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice (provided that such notice is given not more than 30 days following such purchase pursuant to such tender offer described herein), to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the price offered to each other holder in such tender offer plus, to the extent not included in such tender offer payment, accrued and unpaid interest, if any, to, but excluding, the date of such redemption.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering in the case of a redemption upon completion of an Equity Offering. The Issuer may provide in any such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person.

6.Mandatory Redemption

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.Notice of Redemption

Notices of redemption will be mailed (or caused to be mailed) by first-class mail, or delivered electronically if the Notes are held by DTC, at least 10 but not more than 75 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 75 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

8.Repurchase of Notes at the Option of the Holders upon Change of Control Repurchase Event and Asset Sales

Ex. A-11

Upon the occurrence of a Change of Control Repurchase Event, each holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.

9.Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

10.Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

11.Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

12.Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be.

13.Amendment; Waiver

Ex. A-12

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding.

The Issuer and the Trustee may amend the Indenture, the Notes and the Guarantees without notice to or the consent of any holder (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Issuer (with respect to the Issuer) of the obligations of the Issuer under the Indenture and the Notes; (iii) to provide for the assumption by a Successor Guarantor (with respect to any Guarantor) of the obligations of a Guarantor under the Indenture and its Guarantee; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (v) to conform the text of the Indenture, the Notes or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum; (vi) to add a Guarantee with respect to the Notes, (vii) to add collateral to secure the Notes; (viii) to release a Guarantor or any Guarantee of the Notes as permitted by the Indenture; (ix) to add to the covenants of the Issuer for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer; (x) to make any change that does not adversely affect the rights of any holder in any material respect; (xi) to provide for the appointment of a successor Trustee as permitted by this Indenture; and (xii) to effect any provisions of the Indenture or to make changes to the Indenture to provide for the issuance of Additional Notes.

14.Defaults and Remedies

If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) of the Indenture with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium

Ex. A-13

(if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. The holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.Trustee Dealings with the Issuer

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any Guarantor, any direct or indirect parent company of the Issuer, or any Guarantor as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

17.Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT

Ex. A-14

TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.

The Issuer will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

Ex. A-15

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the TrusteeSignature of Signature Guarantee

Ex. A-16

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTE

This certificate relates to $         principal amount of Notes held in (check applicable space) book-entry or definitive form by the undersigned.

The undersigned (check one box below):

☐has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)☐to the Issuer; or

(2)☐to the Registrar for registration in the name of the holder, without transfer; or

(3)☐pursuant to an effective registration statement under the Securities Act of 1933; or

(4)☐inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)☐outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions,

Ex. A-17

certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 (other than Rule 144).

Date:

Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the TrusteeSignature of Signature Guarantee

Ex. A-18

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

Ex. A-19

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $       . The following increases or decreases in this Global Note have been made:

Date of Exchange

Amount of decrease in Principal Amount of this Global Note

Amount of increase in Principal Amount of this Global Note

Principal amount of this Global Note following such decrease or increase

Signature of authorized signatory of Trustee or Notes Custodian

Ex. A-20

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or integral multiples of $1,000 in excess thereof):

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

Ex. A-21

Exhibit B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]
TRANSFEREE LETTER OF REPRESENTATION

TOPBUILD CORP.
c/o U.S. Bank National Association
as Trustee and Registrar
[●]
[●]
Attention: [●]
Telephone No.: [●]
Fax No.: [●]
Email: [●]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[ ] principal amount of the 3.625% Senior Notes due 2029 (the “Notes”) of TOPBUILD CORP. (collectively with its successors and assigns, the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the

Ex. B-1

Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, or (c) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (c) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee. No transfers will be permitted in reliance on Rule 144, even if legally then permitted.

Dated:

TRANSFEREE:

By:

Ex. B-2

Exhibit C

[FORM OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [ ], among [NEW GUARANTOR] (the “New Guarantor”), a direct or indirect subsidiary of TOPBUILD CORP. (or its successor), a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuer, certain Guarantors and the Trustee have heretofore executed an indenture, dated as of March 15, 2021 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuer’s 3.625% Senior Notes due 2029 (the “Notes”), initially in the aggregate principal amount of $400,000,000;

WHEREAS Sections 4.11 and 10.06 of the Indenture require that the Issuer cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Guaranteed Obligations; and

WHEREAS pursuant to Sections 4.11, 10.06 and 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 11.02 of the Indenture.

Ex. C-1

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.Trustee Makes No Representation. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the New Guarantor, in each case, by action or otherwise, (iii) the due execution hereof by the Issuer and the New Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Notwithstanding the foregoing, the exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

8. Effect of Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions here.

[Remainder of page intentionally left blank.]

Ex. C-2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

TOPBUILD CORP.
By:
Name:
Title:

[NEW GUARANTOR], as a Guarantor
By:
Name:
Title:

Ex. C-3

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Ex. C-4